SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): December 4, 2000


                              ENERGY VENTURES INC.
             (Exact Name of Registrant as Specified in its Charter)



             Delaware              0-30285                N/A
             --------              -------          ------------------
(State or Other Jurisdiction of    (Commission      (I.R.S. Employer
Incorporation or Organization)      File Number)     Identification Number)



43 Fairmeadow Avenue, Toronto, Ontario, Canada                M2P 1W8
----------------------------------------------                -------
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code: (416) 733-2736
                                                    --------------





(Former Name or Former Address if Changed Since Last Report)

Item 4.  Changes in Registrant's Certifying Accountants.

                  (a) Effective December 4, 2000, the start of the audit field work for the Registrant's fiscal 2000 financial statements, Registrant replaced Shimmerman Penn Burns Becker, LLP as its independent accountants ("SPBB"). This action has been approved by Registrant's Board of Directors. During its tenure SPBB did not issue a report on Registrant's financial statements that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

                  During the period of its engagement there were no disagreements between Registrant and SPBB on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of SPBB, would have caused them to make reference to the subject matter of the disagreement in connection with its opinion.

                  SPBB recommended its successor to the Registrant and continues to work on Registrant's behalf after December 4, 2000 on non-auditing issues with the Securities and Exchange Commission.

                  (b)  Effective  December 4, 2000,  the Board of  Directors  of
Registrant appointed Goldstein Golub Kessler LLP ("GGK") as its independent accountants. Prior to such engagement, GGK was consulted by SPBB regarding various auditing issues under US GAAP relating to the nature of the financial statements required to be included by the Registrant in its recent filing of a Registration Statement on Form 10-SB.

                  Other than as disclosed above, Registrant did not consult with GGK regarding the application of accounting principles to a specified transaction or the type of audit opinion that may be rendered with respect to the Registrant's financial statements.

Item 5.  Other Events.

                  Registrant has been advised by Mr. Terry Kimmel, one of its Directors, that effective January 31, 2001, he will resign from Registrant's Board of Directors for personal reasons.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         1. Letter by the independent accountants in connection with the disclosure under Item 4 of this Report.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 19, 2001

                                         ENERGY VENTURES INC.



                                       By:/s/ Peter F. Searle
                                          Peter F. Searle
                                          Vice President-Finance